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                                                                   Exhibit 99.1


                            Ark Restaurants Announces
                         First Quarter Financial Results


CONTACT:
Robert Towers
(212) 206-8800

NEW YORK, New York - February 9, 2004 - Ark Restaurants Corp. (NASDAQ: ARKR) today reported financial results for the first quarter ended December 27, 2003.

For the three months ended December 27, 2003 total revenues were $27.1 million versus $25 million in the first fiscal quarter of last year. Revenues for both periods were adjusted as a result of the sale of two restaurants, one located in Islamorada, Florida, and one located in New York City, and their reclassification to discontinued operations as required by Generally Accepted Accounting Principles. Net income for the first quarter was $556,000 compared to a net loss of $116,000 in the year ago first quarter. Net basic income per share was $0.18 during the first quarter of 2004 compared to a net basic loss per share of $0.04 during the first quarter of 2003. EBITDA for the quarter was $2 million versus $1.2 million last year.

As of December 27, 2003 borrowings on the Company's credit facility had been reduced to $7.8 million compared to $14.9 million as of December 28, 2002.

On a Company-wide basis same store sales increased 6.0% during the first quarter ended December 27, 2003 compared with last year's first quarter. Las Vegas continued to show strong growth with same stores sales increasing 12.4% over the previous year's comparable quarter. Washington D.C. same store sales increased 6.1% while New York's decreased 2.0% during the first quarter of fiscal 2004 versus the first quarter of fiscal 2003.

Presently the Company is in construction to build fast food facilities at two casino properties operated by the Seminole Indian Tribe in Tampa and Hollywood, Florida. The Tampa property fast food facilities will have five concepts while it is anticipated that the Hollywood fast food facilities will have eight. The Company has partners in this venture who assumed the financial risk. The Tampa operations are scheduled to open on March 1, 2004 followed by Hollywood on April 15, 2004.

Ark Restaurants owns and operates 24 restaurants, 26 fast food concepts (including those mentioned above), catering operations and wholesale and retail bakeries. Twelve restaurants are located in New York City; 8 in Las Vegas, Nevada; and four in Washington, DC. The Las Vegas operations include three restaurants within the New York-New York Hotel & Casino Resort and operation of the Resort's room service, banquet facilities, employee dining room and eight food court concepts; four restaurants and bars within the Venetian Casino Resort as well as four food court concepts. The





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Company also owns and operates one restaurant within the Forum Shops at Caesar's
Shopping Center and one restaurant at the Neonopolis Center at Fremont Street.





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Ark Restaurants Corp
Consolidated Income Statement
For the 13 weeks ended December 27, 2003 and December 28, 2002
(in thousands except for per share amounts)

                                                        13 weeks to         13 weeks to
                                                         12/27/2003          12/28/2002
                                                        -----------         -----------
REVENUES:
Food & beverage sales                                    $   27,007          $   24,867
Other income                                                     98                  98
                                                         ----------          ----------
              Total Revenues                                 27,105              24,965

COSTS & EXPENSES:
Food & beverage cost of sales                                 6,998               6,217
Payroll expenses                                              9,007               8,662
Occupancy expenses                                            4,373               4,130
Other operating costs and expenses                            3,409               3,407
General & administrative expenses                             1,473               1,591
Depreciation & amortization expenses                          1,063               1,134
                                                         ----------          ----------
              Total costs and expenses                       26,323              25,141

Operating income (loss)                                         782                (176)

OTHER (INCOME) EXPENSE:
Interest expense                                                 93                 222
Interest income                                                 (35)                 (7)
Other income                                                    (92)               (255)
                                                         ----------          ----------
Total other (income) expense                                    (34)                (40)
                                                         ----------          ----------
Income (loss) from continuing operations
  before income taxes                                           816                (136)

Provision (benefit) for income taxes                            286                 (52)
                                                         ----------          ----------
Income (loss) from continuing operations                        530                 (84)

DISCONTINUED OPERATIONS:
Income (loss) from operations of discontinued
  restaurants (including gains on disposal
  of $343,000 and $0, respectively)                              40                 (51)

Provision (benefit) for income taxes                             14                 (19)
                                                         ----------          ----------
Income (loss) from discontinued operations                       26                 (32)

NET INCOME (LOSS)                                        $      556                (116)
                                                         ==========          ==========

INCOME (LOSS) per share:
Continuing operations basic                              $     0.17              ($0.03)
Discontinued operations basic                            $     0.01              ($0.01)
                                                         ----------          ----------
Net basic                                                $     0.18              ($0.04)

Continuing operations diluted                            $     0.16              ($0.03)
Discontinued operations diluted                          $     0.01              ($0.01)
                                                         ----------          ----------
Net diluted                                              $     0.17              ($0.04)

Basic Shares                                              3,181,299           3,181,299
Diluted Shares                                            3,321,947           3,196,770


EBITDA Reconciliation
Pre tax earnings                                         $      856          $     (187)
Depreciation and amortization                                 1,063               1,134
Interest                                                         58                 215
                                                         ----------          ----------
EBITDA  (a)                                              $    1,977          $    1,162
                                                         ==========          ==========


     (a) EBITDA is defined as earnings before interest, taxes, depreciation and amortization and cumulative effect of changes in accounting principle. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the Company believes the use of the non-GAAP financial measure EBITDA enhances an overall understanding of the Company's past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity. However, investors should not consider this measure in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled Measures employed by other companies. A reconciliation of EBITDA to the most comparable GAAP financial measure, net income, is included above.